Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 8, 2002 accompanying the consolidated financial statements of AVIDYN, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement.


/s/ GRANT THORNTON LLP

Dallas, Texas
November 12, 2002